EXHIBIT 5.1

                                  Ina P. Kagel
                                 Attorney At Law
                       1801 CENTURY PARK EAST, 25TH FLOOR
                          LOS ANGELES, CALIFORNIA 90067
                           TELEPHONE: ( 310) 553-9009
                            FACSIMILE: (310) 553-9693





                                                  August 8, 2001




Chancellor Group, Inc.
1800 E. Sahara Boulevard
Suite 107
Las Vegas, Nevada 89104

Re: Registration Statement on Form S-8 Covering Common Stock to be Issued Pursuant to the 2001 No. 2 Stock Award Plan
         -----------------------------------------------------------

Gentlemen:

         As counsel for Chancellor Group, Inc. (the "Company") I have participated in the preparation of the Registration Statement which is to be filed on Form S-8 under the Securities Act of 1933, as amended, covering an aggregate of 750,000 of the Company's shares of Common Stock (the "Shares") to be issued pursuant to the Company's 2001 No. 2 Stock Award Plan (the "Plan"). I have also examined the proceedings taken and the instruments executed in connection with the approval by the Board of Directors of the Company of the Plan.

         It is my opinion that, when issued pursuant to the Plan, the Shares will be validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

Very truly yours,

/s/ Ina P. Kagel
----------------

INA P. KAGEL

IPK/njh